Exhibit 15

ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp (“Key”) Registration Statements of our review report, dated July 13, 2004, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

Form S-3 No. 33-58405
Form S-3 No. 333-10577	(Post-Effective Amendment No. 1)
Form S-3 No. 333-55959
Form S-3 No. 333-64601
Form S-3 No. 333-59175
Form S-3 No. 333-76619	(Post-Effective Amendment No. 1)
Form S-3 No. 333-88063
Form S-3 No. 333-50802
Form S-3 No. 333-56258
Form S-3 No. 333-63104
Form S-3 No. 333-73380	(Amendment No. 1)
Form S-3 No. 333-88934	(Amendment No. 1)
Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025
Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-99495
Form S-8 No. 33-31569	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657	(Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-66057	(Post-Effective Amendment No. 1 to Form S-4 No. 333-61025)
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120

/s/ Ernst & Young LLP

Cleveland, Ohio
August 4, 2004

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